Registration No. 33-

  As filed with the Securities and Exchange Commission on January 4, 2002

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                     __________________________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                  UNDER THE
                           SECURITIES ACT OF 1933

                             PARLEX CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

          Massachusetts                                04-2464749
-------------------------------                    -------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

            One Parlex Place
         Methuen, Massachusetts                           01844
----------------------------------------                ----------
(Address of Principal Executive Offices)                (Zip Code)

                      2001 EMPLOYEES' STOCK OPTION PLAN
                      ---------------------------------
                          (Full title of the plan)

                               Robert A. Rieth
                             Parlex Corporation
              Senior Vice President and Chief Financial Officer
                              One Parlex Place
                        Methuen, Massachusetts 01844
              -------------------------------------------------
                   (Name and address of agent for service)

                  Telephone number, including area code, of
                      agent for service: (978) 685-4341

                 It is requested that copies of notices and
                         communications be sent to:

                           Edward D. Kutchin, Esq.
                            Kutchin & Rufo, P.C.
                             175 Federal Street
                         Boston, Massachusetts 02110
                         ---------------------------



                                      CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------

                                                  Proposed            Proposed
                                                  maximum             maximum
Title of Securities         Amount to be      offering price         aggregate            Amount of
to be registered            registered(1)      per share(2)     offering price (2)    Registration fee
------------------------------------------------------------------------------------------------------

2001 EMPLOYEES'
STOCK OPTION PLAN
------------------------------------------------------------------------------------------------------
Common Stock                600,000 shares        $14.83           $8,898,000.00           $2,126.62
(par value $.10 per share)
------------------------------------------------------------------------------------------------------

--------------------
<F1>  This Registration Statement covers 600,000 shares of the Registrant's common stock, par value $.10 per share (the "Common Stock"), that may be issued upon exercise of options granted under the 2001 Employees' Stock Option Plan (the "Plan"). Also registered hereunder is such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.
<F2>  Estimated, in accordance with Rule 457(h)(1) promulgated under the
      Securities Act of l933 (as amended), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share represents the average of the high and low sale prices for the Common Stock as reported on the Nasdaq National Market on January 2, 2002.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents which have been previously filed by Parlex Corporation (the "Corporation") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

      (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2001;

      (b) The Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001; and

      (c) The description of the Corporation's Common Stock which is contained in the Corporation's Registration Statement filed on Form 8-A filed under Section 12 of the Exchange Act on October 29, 1984, including any amendments or reports filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

      Upon the written or oral request of any person to whom this Registration Statement has been delivered, the Corporation will provide, without charge to such person, a copy of any and all of the information (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such information) that has been incorporated by reference into this Registration Statement but not delivered herewith. Requests should be directed to Robert A. Rieth, Senior Vice President and Chief Financial Officer, at the following address and telephone number:
Parlex Corporation, One Parlex Place, Methuen, Massachusetts 01844, (978) 685-4341.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      The legality of the shares of Common Stock of the Corporation being registered hereby will be passed upon by Kutchin & Rufo, P.C. (a professional corporation), 175 Federal Street, Boston, Massachusetts 02110, counsel for the Corporation. Edward D. Kutchin is a shareholder in the professional corporation of Kutchin & Rufo, P.C. and beneficially owns 144,974 shares of common stock in the Corporation.

Item 6.  Indemnification of Directors and Officers.

      Section 67 of Chapter 156B of the Massachusetts General Laws of the Commonwealth of Massachusetts provides as follows:

      "Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or
(iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles or organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

      No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

      A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

      Article 6D of the Corporation's Restated Articles of Organization, which provision is explicitly non-exclusive, provides that (i) any past or present director or officer of the Corporation is indemnified to the fullest extent permitted by law against any liability, expenses reasonably incurred and amounts reasonably paid in settlement in connection with any action, suit or proceeding in which he may be a party or in which he is otherwise involved as a result of his serving or having served as a director or officer of the Corporation, and provides that (ii) the Corporation may under certain conditions advance the indemnitee's expenses. This provision does not authorize indemnification where it has been adjudicated that the director or officer did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Moreover, in the event that an action, suit or proceeding is comprised or settled so as to impose any liability or obligation on the director or officer, the provision does not authorize indemnification if the Corporation has obtained an opinion of counsel that this director or officer did not act in good faith in the reasonable belief that his action was in the Corporation's best interests. In addition, the directors and officers of the Corporation are insured against liability for errors and omissions in their capacity as such by an insurance policy for the Corporation with a $5.0 million limit.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement on Form S-8:

            Exhibit No.        Document

                4.1            Parlex Corporation 2001 Employees'
                               Stock Option Plan

                5.1            Opinion of Kutchin & Rufo, P.C. as
                               to legality of original issuance of Common
                               Stock being registered.

               23.1            Consent of Deloitte & Touche LLP.

               23.2            Consent of Kutchin & Rufo, P.C.
                               (contained in exhibit 5.1).

               24 Power of Attorney (included on the signature pages to this Registration Statement).

Item 9.  Undertakings.

      (a).  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (4) That, for the purpose of determining any liability under the Securities Act of 1993, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

            (6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (7) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information; and

            (8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Methuen, Commonwealth of Massachusetts on the 4th day of January, 2002.

                                       PARLEX CORPORATION


                                       By: /s/ Peter J. Murphy
                                           --------------------------
                                           Peter J. Murphy
                                           President


                              POWER OF ATTORNEY

      Each person whose signature appears below hereby severally constitutes and appoints Herbert W. Pollack, Peter J. Murphy and Robert A. Rieth, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to enable Parlex Corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically but without limitation, the power and authority to sign on behalf of the undersigned any and all amendments (including post-effective amendments) hereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                           TITLE(S)                DATE
        ---------                           --------                ----

/S/ Herbert W. Pollack           Chairman of the Board             1/04/02
-----------------------------
Herbert W. Pollack


/S/ Robert A. Rieth              Senior Vice President and         1/04/02
-----------------------------    Chief Financial Officer
Robert A. Rieth                  (Principal Financial Officer)

/S/ Peter J. Murphy              President,                        1/04/02
-----------------------------    Chief Executive Officer
Peter J. Murphy                  and Director

/S/ Lester Pollack               Director                          1/04/02
-----------------------------
Lester Pollack

/S/ Benjamin M. Rabinovici       Director                          1/04/02
-----------------------------
Benjamin M. Rabinovici

/S/ M. Joel Kosheff              Director                          1/04/02
-----------------------------
M. Joel Kosheff

/S/ Sheldon Buckler              Director                          1/04/02
-----------------------------
Sheldon Buckler

/S/ Richard W. Hale              Director                          1/04/02
-----------------------------
Richard W. Hale


                              INDEX TO EXHIBITS

Exhibit
Number                 Exhibit
-------                -------


  4.1            Parlex Corporation 2001 Employees'
                 Stock Option Plan

  5.1            Opinion of Kutchin & Rufo, P.C.
                 as to legality of original
                 issuance shares of Common
                 Stock being registered.

 23.1            Consent of Deloitte & Touche LLP.

 23.2            Consent of Kutchin & Rufo, P.C.
                 (contained in Exhibit 5.1).

 24 Power of Attorney (included on the signature pages to this Registration Statement).